                                                                    EXHIBIT 99.2

                            DUKE ENERGY CORPORATION

                               OFFER TO EXCHANGE

          FIRST AND REFUNDING MORTGAGE BONDS, 3.75% SERIES B DUE 2008
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
 ANY AND ALL OUTSTANDING FIRST AND REFUNDING MORTGAGE BONDS, 3.75% SERIES A DUE
                                      2008

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                , 2003, UNLESS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION.


                                                                          , 2003


To Brokers, Dealers, Commercial Banks,
  Trust Companies and other Nominees:


     As described in the enclosed Prospectus, dated           , 2003 (the
"Prospectus"), and form of Letter of Transmittal (the "Letter of Transmittal"), Duke Energy Corporation (the "Company") is offering to exchange up to $500,000,000 aggregate principal amount of the Company's First and Refunding Mortgage Bonds, 3.75% Series B due 2008, which have been registered under the Securities Act of 1933, as amended (collectively, the "Exchange Bonds"), for up to $500,000,000 aggregate principal amount of outstanding First and Refunding Mortgage Bonds, 3.75% Series A due 2008 (collectively, the "Outstanding Bonds") (the "Exchange Offer"). The terms of the Exchange Bonds are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Bonds for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Bonds are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus. The Company will accept for exchange any and all Outstanding Bonds properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.


     The Company will not pay any fees or commissions to you for soliciting tenders of Outstanding Bonds pursuant to the Exchange Offer. However, you will be reimbursed by the Company for customary and reasonable mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients, including the reasonable expenses of overnight courier services. The Company will pay all transfer taxes, if any, applicable to the tender of the Outstanding Bonds to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

     For your information and for forwarding to your clients for whom you hold the Bonds held of record in your name or in the name of your nominee, enclosed are copies of the following documents:

          1.  The Prospectus;

          2. The Letter of Transmittal for your use and for the information of your clients, together with a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

          3.  A form of Notice of Guaranteed Delivery; and

          4. A printed form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Outstanding Bonds held of record in your name or in the name of your nominee, with space provided for obtaining such clients' instructions regarding the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

     Any inquiries you may have with respect to the Exchange Offer should be addressed to JPMorgan Chase Bank, the exchange agent for the Exchange Offer, at their address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the exchange agent.

                                          Very truly yours,

                                          Duke Energy Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

                                        2